EXHIBIT 99.1

MENTOR REPORTS SECOND QUARTER
FISCAL YEAR 2009 FINANCIAL RESULTS AND COMPLETION OF
ENROLLMENT IN POST-APPROVAL STUDY

•         Net Sales were $84.5 Million in the Second Quarter of Fiscal Year 2009, a decrease of 1% from $85.4
          Million in the Second Quarter of Fiscal Year 2008.

•         Diluted Earnings per Share from Continuing Operations were $0.28 in the Second Quarter of Fiscal
           Year 2009, Compared to $0.27 in the Second Quarter of Fiscal Year 2008.

•         Patient Enrollment Completed for the MemoryGelTM Post-Approval Study.

SANTA BARBARA, California, November 5, 2008 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products for the global aesthetic market, today announced financial results for the second quarter ended September 26, 2008.

"We continue to manage the elements of our business that we can control in this challenging economic environment.  Although net sales were generally flat, we continued to grow share and increased the mix of our MemoryGelTM breast implants being used in the domestic market.  This has offset declining domestic unit trends for the cosmetic segment of the business.  Additionally, we saw strong demand for reconstruction products and stable international sales growth.  Finally, we are pleased that we have met our commitment to complete patient enrollment in the MemoryGel Post-Approval Study well in advance of the FDA mandated deadline," said Joshua H. Levine, President and Chief Executive Officer of Mentor Corporation.

Total Net Sales
Total net sales were $84.5 million in the second quarter of fiscal year 2009, a decrease of 1% from net sales of $85.4 million in the second quarter of fiscal year 2008.  The decrease in net sales is primarily attributable to a decline in domestic breast implant sales.  This decrease was partly offset by growth in international sales and growth of the Company's reconstruction products across all markets.  Reconstruction products include tissue expanders sold worldwide and NeoFormTM dermis tissue sold domestically.  Total net sales for the second quarter of fiscal year 2009 included foreign exchange benefits of $1.0 million.

Gross Profit and Gross Margin
Gross profit for the second quarter of fiscal year 2009 was $58.9 million, or 69.7% of net sales, compared to $59.9 million, or 70.2% of net sales, in the second quarter of fiscal year 2008.  The second quarter of last year included a $1.4 million charge for the "step-up" valuation of inventory associated with the Perouse acquisition.  Excluding this charge, gross margin on a non-GAAP basis was 71.8% for the second quarter last year.  The current year gross margin percentage has been negatively impacted by lower production volumes, manufacturing support costs and inventory reserves.

Selling, General and Administrative Expenses
Selling, general and administrative expenses (SG&A) in the second quarter of fiscal year 2009 were $38.0 million, or 45.0% of sales, compared to $33.4 million, or 39.1% of sales, in the second quarter of fiscal year 2008.  The increase over last year primarily relates to higher costs associated with domestic and international marketing infrastructure and programs, partly offset by lower incentive compensation.  The second quarter of fiscal year 2009 includes approximately $1.5 million in expenses related to the evaluation of a potential strategic opportunity.  Excluding this $1.5 million, SG&A would have been 43.2% of sales in the second quarter of fiscal year 2009.

Research and Development Expenses
Research and development expenses in the second quarter of fiscal year 2009 were $10.9 million, a decrease of $1.3 million, or 11%, from the second quarter of fiscal year 2008.   Spending reductions were primarily associated with MemoryGel post-approval enrollment and dermal filler development costs.

•         Dermal Fillers
Mentor anticipates approval for Prevelle® Shape (formerly Puragen™ Plus) in the fourth quarter of fiscal year 2009.  The clinical study for Prevelle® Volume (formerly DGE) is complete, with anticipated FDA submission in the fourth quarter of fiscal year 2009 and anticipated approval in the second quarter of fiscal year 2010.

•         Botulinum Toxin Type A Program
All studies to support the cosmetic indication for glabellar rhytides, or frown lines, have been completed or are in the follow-up phase. Data analysis is now complete for the first of the three cosmetic pivotal trials and the study report has been submitted to the FDA. The results are encouraging with all study endpoints achieving high statistical significance.

With the Phase I study now complete for cervical dystonia/spasmodic torticollis indication, next phase clinical trials are now in the design and planning stage.

•         MemoryGel™ silicone gel-filled breast implants Post-Approval Study (PAS)
As of October 30, 2008, Mentor has completed patient enrollment in the PAS. The Company has exceeded the target of 42,900 patients required by the PMA post-approval conditions.

Net Interest Income (Expense) and Other Income (Expense)
Net interest income (expense) was $(0.8) million and $(0.1) million in the second quarter of fiscal year 2009 and 2008, respectively.  The decrease in interest income was due to lower cash and marketable securities balances as a result of repurchases of shares of the Company's common stock during fiscal 2008.   The increase in Other Income (Expense) over the prior year mainly relates to favorable currency gains associated with the strengthening of the US Dollar.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the second quarter of fiscal year 2009 was 5.2% compared to 26.0% in the second quarter of fiscal year 2008.  This decrease was primarily due to a $2.3 million tax benefit related to a restructuring of the Company's foreign operations.

Earnings Per Share
Excluding the results of discontinued operations, Mentor reported diluted earnings per share from continuing operations of $0.28 in the second quarter of fiscal year 2009, compared to $0.27 reported in the second quarter of fiscal year 2008.  Excluding the impact of the $1.5 million in expenses related to the evaluation of a strategic opportunity and the $2.3 million tax benefit noted above, non-GAAP diluted earnings per share from continuing operations were $0.24 for the second quarter of fiscal year 2009.  Excluding the $1.4 million charge for the "step-up" valuation of inventory associated with the Perouse acquisition, diluted earnings per share from continuing operations on a non-GAAP basis were $0.29 in the second quarter of fiscal 2008.

Balance Sheet (comparison to prior year-end)
Mentor ended the second quarter of fiscal year 2009 with $97.8 million in cash and marketable securities, compared to $109.9 million at the end of fiscal year 2008.

Fiscal Year 2009 Guidance
Mentor is updating its full fiscal year 2009 guidance as follows:
                Net sales in the range of $355 million to $370 million; and
                Diluted GAAP earnings per share in the range of $1.10 to $1.20.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement. Those interested in listening to a recording of the call may dial (800) 839-3011 at 6:00 p.m. ET today until Midnight ET, Wednesday, November 12, 2008. You may also listen to the live web cast at 5:00 p.m. ET today or the archived call at www.mentorcorp.com under Investor Relations and "Audio Archives."

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's current and anticipated product development activity and expenses, and market acceptance of those products; the approval with conditions by the FDA of the Company's MemoryGel silicone gel breast implants premarket approval application (PMA); the continuation of clinical studies with respect to the Company's botulinum toxin Type A program; the development program for a portfolio of hyaluronic acid-based dermal fillers; domestic and international marketing programs; and fiscal year 2009 guidance with respect to net sales and diluted earnings per share. These forward-looking statements and the assumptions about the factors that influence them are based on the limited information available to Mentor at this time.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, U.S. market acceptance and adoption of MemoryGel breast implants; patient follow-up in the FDA-mandated post-approval study for MemoryGel breast implants; the amount and timing of expenses to be incurred with respect to the MemoryGel breast implants post-approval study; the ability of the Company to move forward in a timely and cost-effective manner with the PMAs for its hyaluronic acid-based dermal fillers; the timing and outcome of the PMAs submitted to the FDA; results and expenses of clinical development programs; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval and other governmental agencies for the approval and sale of any of the Company's products; seasonal and economic factors (U.S. and internationally) which affect demand for aesthetic products and procedures; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by competitors and pricing of competing products and the resulting effects on sales and pricing of the Company's products; disruptions or other problems with sources of supply; significant product liability or other claims arising from the sales or uses of products; negative publicity concerning the safety of the Company's products; difficulties with new product development, introduction and market acceptance; changes in the mix of the Company's products sold; patent and intellectual property conflicts; product recalls; FDA or other governmental agency rejection of new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect the Company's business, results of operations and financial condition.  The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Note Regarding Use of Non-GAAP Financial Measures
The financial measures of non-GAAP gross margin, non-GAAP SG&A expense, and diluted non-GAAP earnings per share from continuing operations included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude certain items.  In the second quarter of fiscal year 2009, these items included $1.5 million in expenses related to the evaluation of a potential strategic opportunity and a $2.3 million tax benefit related to a restructuring of the Company's foreign operations.  Neither of these items were recorded in the second quarter of fiscal 2008.  The second quarter of fiscal year 2008 included expense recorded as cost of sales as a result of the "step-up" valuation of inventory related to the Perouse acquisition.  This item was not recorded in the second quarter of fiscal 2009.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of profitability rates that are not influenced by these charges and therefore are helpful in understanding

Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

About Mentor
Mentor is a leading supplier of medical products for the global aesthetic market.  The Company develops, manufactures, and markets innovative, science-based products for surgical and non-surgical medical procedures that allow patients to retain a more youthful appearance and improve their quality of life.  The Company's website is www.mentorcorp.com.

Contact:

Mentor Corporation
Michael O'Neill
Vice President and Chief Financial Officer
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	September 26,	September 28,	Percent	September 26,	September 28,	Percent
	2008	2007	Change	2008	2007	Change
Net sales	$84,488	$85,390	(1)%	$190,024	$180,954	5%

Cost of sales	25,615	25,480	(1)%	55,010	46,704	(18)%
Gross profit	58,873	59,910	(2)%	135,014	134,250	1%

Selling, general and administrative	38,033	33,397	(14)%	81,000	69,442	(17)%
Research and development	10,871	12,203	11%	21,853	22,517	3%

	48,904	45,600	(7)%	102,853	91,959	(12)%

Operating income from continuing operations	9,969	14,310	(30)%	32,161	42,291	(24)%

Interest expense	(1,327)	(1,447)	8%	(2,797)	(2,911)	4%
Interest income	513	1,373	(63)%	1,107	6,147	(82)%
Other income (expense), net	1,539	(675)	328%	1,573	(969)	262%

Income before income taxes	10,694	13,561	(21)%	32,044	44,558	(28)%

Income taxes	554	3,532	84%	6,802	12,785	47%
Net income from continuing operations	10,140	10,029	1%	25,242	31,773	(21)%
Loss from discontinued operations (net of income tax benefit of $218 and $51 for Q2; $431 and $63 for YTD)	(334)	(111)	(201)%	(719)	(117)	(515)%
Net income	$9,806	$9,918	(1)%	$24,523	$31,656	(23)%

Basic earnings (loss) per share:
Earnings per share from continuing operations	$0.30	$0.29	3%	$0.75	$0.85	(12)%
Loss per share from discontinued operations	(0.01)	-	-	(0.02)	-	-
Basic earnings per share	$0.29	$0.29	0%	$0.73	$0.85	(14)%

Diluted earnings (loss) per share:
Earnings per share from continuing operations	$0.28	$0.27	4%	$0.68	$0.76	(11)%
Loss per share from discontinued operations	(0.01)	-	-	(0.02)	-	-
Diluted earnings per share	$0.27	$0.26	4%	$0.66	$0.76	(13)%

Dividends per share	$0.20	$0.20	0%	$0.40	$0.40	0%

Weighted average shares outstanding
Basic	33,520	34,044	2%	33,496	37,237	10%
Diluted	39,311	40,683	3%	39,294	43,803	10%

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended			Three Months Ended
	September 26, 2008			September 28, 2007
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Net sales	$84,488		$84,488	$85,390		$85,390

Cost of sales	25,615		25,615	25,480	(1,375)	24,105
Gross profit	58,873	-	58,873	59,910	1,375	61,285

Selling, general and administrative	38,033	(1,526)	36,507	33,397		33,397
Research and development	10,871		10,871	12,203		12,203

	48,904	(1,526)	47,378	45,600	-	45,600

Operating income from continuing operations	9,969	1,526	11,495	14,310	1,375	15,685

Interest expense	(1,327)		(1,327)	(1,447)		(1,447)
Interest income	513		513	1,373		1,373
Other income (expense), net	1,539		1,539	(675)		(675)

Income before income taxes	10,694	1,526	12,220	13,561	1,375	14,936

Income taxes	554	2,909	3,463	3,532	454	3,986
Net income from continuing operations	10,140	(1,383)	8,757	10,029	921	10,950
Loss from discontinued operations	(334)		(334)	(111)		(111)
Net income	$9,806	$(1,383)	$8,423	$9,918	$921	$10,839

Basic earnings (loss) per share
Earnings per share from continuing operations	$0.30	$(0.04)	$0.26	$0.29	$0.03	$0.32
Loss per share from discontinued operations	(0.01)	-	(0.01)	-	-	-
Basic earnings per share	$0.29	$(0.04)	$0.25	$0.29	$0.03	$0.32

Diluted earnings (loss) per share
Earnings per share from continuing operations	$0.28	$(0.04)	$0.24	$0.27	$0.02	$0.29
Loss per share from discontinued operations	(0.01)	-	(0.01)	-	-	-
Diluted earnings per share	$0.27	$(0.04)	$0.23	$0.26	$0.02	$0.29

Dividends per share	$0.20	-	$0.20	$0.20	-	$0.20

Weighted average shares outstanding
Basic	33,520	33,520	33,520	34,044	34,044	34,044
Diluted	39,311	39,311	39,311	40,683	40,683	40,683

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	September 26,	September 28,	Percent	September 26,	September 28,	Percent
	2008	2007	Change	2008	2007	Change

Breast aesthetics	$74,411	$75,674	(2)%	$168,343	$160,933	5%
Body contouring	3,389	3,661	(7)%	7,134	7,690	(7)%
Other aesthetics, including facial	6,688	6,055	10%	14,547	12,331	18%
Net sales	$84,488	$85,390	(1)%	$190,024	$180,954	5%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	September 26, 2008	March 31, 2008
Current assets:
Cash and marketable securities	$97,812	$109,915
Accounts receivable, net	77,111	82,060
Inventories	52,011	49,940
Deferred income taxes	29,389	29,040
Prepaid expenses and other	26,895	19,307
Total current assets	283,218	290,262

Property, plant and equipment, net	68,804	58,252
Intangible assets, net	36,430	36,336
Goodwill, net	47,099	49,707
Other assets	6,670	6,022

Total assets	$442,221	$440,579

Liabilities and shareholders' equity
Current liabilities	$114,112	$118,389
Long-term liabilities	28,371	29,156
Convertible subordinated notes	150,000	150,000
Shareholders' equity	149,738	143,034
Total liabilities and shareholders' equity	$442,221	$440,579

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE
(Unaudited, in thousands, except per share data)

	Fiscal Year 2008 ended March 31, 2008					Fiscal Year 2009 Six months ended September 26, 2008
	Q1	Q2	Q3	Q4	FY	Q1	Q2	FY
Net income as reported from continuing operations	$21,744	$10,029	$12,112	$11,066	$54,951	$15,102	$10,140	$25,242
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	1,604
Numerator for diluted EPS calculation for continuing operations	$22,546	$10,831	$12,914	$11,868	$58,159	$15,904	$10,942	$26,846
Numerator for diluted EPS calculation for discontinued operations	$(6)	$(111)	$(170)	$8,751	$8,464	$(385)	$(334)	$(719)

Weighted average shares outstanding	40,465	34,044	33,602	33,443	35,375	33,472	33,520	33,496
Shares issuable through exercise of stock options	678	659	502	312	538	271	222	247
Shares issuable through conversion of convertible notes	5,165	5,170	5,177	5,187	5,175	5,196	5,207	5,201
Additional dilution for unvested restricted shares outstanding	285	292	308	299	296	338	362	350
Shares issuable through exercise of warrants (treasury stock method)	357	518	259	-	65	-	-	-
Denominator for diluted EPS from continuing operations	46,950	40,683	39,848	39,241	41,449	39,277	39,311	39,294
Denominator for diluted EPS from discontinued operations	40,465	34,044	33,602	39,241	41,449	33,472	33,520	33,496

Diluted earnings per share from continuing operations	$0.48	$0.27	$0.32	$0.30	$1.40	$0.40	$0.28	$0.68
Diluted earnings (loss) per share from discontinued operations	$-	$-	$(0.01)	$0.22	$0.20	$(0.01)	$(0.01)	$(0.02)